Press Release
Cambridge, Mass. – Nov. 8, 2023

Biogen reports third quarter 2023 results and updates full year 2023 guidance
Third quarter revenue $2,530 million; GAAP diluted EPS $(0.47); Non-GAAP diluted EPS $4.36
Poised for leadership in Alzheimer's disease with ongoing LEQEMBI launch and development of tau-directed ASO (BIIB080)
•New data support potential for subcutaneous formulation of LEQEMBI and initiation of treatment in individuals with low tau pathology, representing the earlier stages of Alzheimer's disease
•Pioneering a new potential modality with favorable trends on clinical outcomes seen in Phase 1b study of tau-directed ASO (BIIB080)
Acquisition of Reata Pharmaceuticals (Reata) adds highly complementary innovative product in an area of high unmet medical need and expected to provide an attractive near-term financial contribution
ZURZUVAE approved in the U.S. for post-partum depression (PPD); expected to be commercially available by end of 2023
"Fit for Growth" program being implemented to align cost structure with revenue while investing in growth drivers
Biogen Inc. (NASDAQ: BIIB) today reported third quarter 2023 financial results. Commenting on the quarter, President and Chief Executive Officer Christopher A. Viehbacher said:
“We believe we have the key elements in place to position Biogen for long-term sustainable growth. Biogen has made significant progress on the business priorities outlined at the beginning of the year. During the third quarter alone, we received FDA approval for LEQEMBI and ZURZUVAE, announced the closing of the Reata transaction, and initiated our $1 billion Fit for Growth cost savings program. As we look ahead, the focus remains on execution. We aim to further our leadership in Alzheimer's disease by both driving the LEQEMBI launch and advancing development of our tau-directed ASO, where we have the potential to establish another foothold in the fight against Alzheimer's disease. In addition to potential revenue and EPS growth from new launches, Fit for Growth is expected to significantly strengthen our bottom line growth.”
Financial Highlights

	Q3 '23	Q3 '22	△	r (CC#)
Total Revenue (in millions)*	$2,530	$2,508	1%	3%
GAAP diluted EPS	$(0.47)	$7.84	(106)%	—%
Non-GAAP diluted EPS	$4.36	$4.77	(9)%	—%
Note: Percent changes represented as favorable/(unfavorable) versus the prior year period.
* Beginning in the third quarter of 2023, we modified our presentation of the commercialization expenses incurred within the LEQEMBI® Collaboration. Our 50% portion of LEQEMBI product revenue, net and cost of sales, including royalties, will continue to be classified as a component of revenue. We will now present our 50% share of all global pre- and post-commercialization sales & marketing expenses for the LEQEMBI Collaboration within SG&A expense and will no longer present the post-commercialization portion of these expenses as a reduction to revenue. To reflect this modification, during the third quarter of 2023 we reclassified $38.7 million in collaboration costs (from the first and second quarters of 2023) from revenue from LEQEMBI Collaboration to SG&A expense within our condensed consolidated statements of income.

# Percentage changes in revenue growth at constant currency (CC) are presented excluding the impact of changes in foreign currency exchange rates and hedging gains or losses. The current period’s foreign currency revenue values are converted into U.S. dollars using the average exchange rates from the prior period.

A reconciliation of GAAP to Non-GAAP financial measures can be found in Table 4 at the end of this news release.
Revenue Summary

(in millions)	Q3 '23	Q3 '22	△	r (CC#)
Multiple sclerosis (MS) product revenue(1)	$1,159	$1,340	(14)%	(12)%
Spinal muscular atrophy revenue(2)	$448	$431	4%	7%
Biosimilars revenue	$194	$188	4%	7%
Other product revenue(3)	$4	$3	25%	23%
Total product revenue	$1,805	$1,962	(8)%	(6)%
Revenue from anti-CD20 therapeutic programs	$421	$417	1%	1%
Contract manufacturing, royalty and other revenue(4)	$304	$130	135%	135%
Total revenue	$2,530	$2,508	1%	3%
Note: Percent changes represented as favorable/(unfavorable) versus the prior year period. Numbers may not foot or recalculate due to rounding.
(1) MS includes TECFIDERA®, VUMERITY®, AVONEX®, PLEGRIDY®, TYSABRI® and FAMPYRATM.
(2) Spinal muscular atrophy includes SPINRAZA®.
(3) Other includes ADUHELM®, FUMADERMTM and QALSODY®.
(4) Also includes Biogen’s 50% share of revenue, net cost of sales, including royalties, from the LEQEMBI Collaboration and revenue from manufacturing of LEQEMBI beginning in the first quarter of 2023. Beginning in the third quarter of 2023, we modified our presentation of the commercialization expenses incurred within the LEQEMBI Collaboration. Our 50% portion of LEQEMBI product revenue, net and cost of sales, including royalties, will continue to be classified as a component of revenue. We will now present our 50% share of all global pre- and post-commercialization sales & marketing expenses for the LEQEMBI Collaboration within SG&A expense and will no longer present the post-commercialization portion of these expenses as a reduction to revenue. To reflect this modification, during the third quarter of 2023 we reclassified $38.7 million in collaboration costs (from the first and second quarters of 2023) from revenue to SG&A expense within our condensed consolidated statements of income.
•Third quarter 2023 in-market product revenue for LEQEMBI recorded by Eisai was approximately $2 million.
Expense Summary

(in millions)	Q3 '23	Q3 '22	△
GAAP and Non-GAAP cost of sales*	$660	$470	(40)%
% of Total Revenue	26%	19%
GAAP R&D expense	$736	$549	(34)%
Non-GAAP R&D expense	$539	$549	2%
GAAP SG&A expense#	$788	$563	(40)%
Non-GAAP SG&A expense#	$553	$562	2%
Note: Percent changes represented as favorable/(unfavorable) versus the prior year period
*Excluding amortization and impairment of acquired intangible assets
# As referenced above, beginning in the third quarter of 2023, our 50% share of all global pre- and post-commercialization sales & marketing expenses for the LEQEMBI Collaboration will be presented within SG&A expense and will no longer present the post-commercialization portion of these expenses as a reduction to revenue. During the third quarter of 2023 we reclassified $38.7 million in collaboration costs (from the first and second quarters of 2023) from revenue to SG&A expense within our condensed consolidated statements of income.

•Third quarter 2023 GAAP and Non-GAAP cost of sales includes approximately $35 million of idle capacity charges. Third quarter 2022 GAAP and Non-GAAP cost of sales includes approximately $11 million of idle capacity charges. The increase in third quarter 2023 GAAP and Non-GAAP cost of sales as a percentage of total revenue was driven primarily by product mix, particularly the year-over-year increase in contract manufacturing revenue.

•The increase in GAAP R&D and SG&A expense in the third quarter of 2023, as compared to the third quarter of 2022, of approximately $187 million and $225 million, respectively, was primarily due to acquisition related charges incurred in connection with our recent acquisition of Reata, including of stock-based compensation expense associated with the accelerated vesting of stock options previously granted to Reata employees.

•Third quarter 2023 GAAP and Non-GAAP R&D expense includes approximately $44 million related to Biogen's portion of R&D expense related to the LEQEMBI Collaboration, and approximately $37 million in close out costs relating to the EMBARK trial for ADUHELM.

•Third quarter 2023 GAAP and Non-GAAP SG&A includes approximately $82 million related to Biogen's portion of SG&A expense related to the LEQEMBI Collaboration, which includes a reclassification of $38.7 million in collaboration costs from the first and second quarters of 2023 from revenue to SG&A expense.

•Third quarter 2023 GAAP restructuring expense was $76 million.

•Third quarter 2023 GAAP transaction and integration costs related to the acquisition of Reata was approximately $30 million.
Other Financial Highlights

•Third quarter 2023 GAAP and Non-GAAP collaboration profit sharing was a net expense of $51 million, which includes $56 million of net profit sharing expense related to Biogen’s collaboration with Samsung Bioepis, partially offset by net reimbursement of $6 million from Sage Therapeutics related to the commercialization of ZURZUVAE in the U.S.

•Third quarter 2023 GAAP other expense was $300 million, primarily driven by net unrealized loss on strategic equity investments of $302 million. Third quarter 2023 Non-GAAP other income was $26 million, primarily driven by net interest income.

•Third quarter 2023 GAAP income tax benefit was $73 million, corresponding to an effective tax rate of 51.6%, as compared to an expense of $236 million, or 17.2%, in the third quarter of 2022. The third quarter 2023 GAAP tax benefit was driven by the non-cash changes in the value of Biogen's equity investments and expenses related to the Reata acquisition. Third quarter 2023 Non-GAAP income tax expense was $100 million, or 14.7%, as compared to an expense of $129 million, or 15.7%, in the third quarter of 2022.
Financial Position

•Third quarter 2023 net cash flow from operations was $592 million. Capital expenditures were $74 million, and free cash flow, defined as net cash flow from operations less capital expenditures, was $518 million.

•As of September 30, 2023, Biogen had cash, cash equivalents, and marketable securities totaling $2,288 million and $7,286 million in total debt, resulting in net debt of $4,998 million.

•No shares of the Company’s common stock were repurchased in the third quarter of 2023. As of September 30, 2023, there was $2,050 million remaining under the share repurchase program authorized in October 2020.

•For the third quarter of 2023 the Company’s GAAP weighted average diluted shares were 145 million. Third quarter 2023 Non-GAAP weighted average diluted shares were 146 million.

Full Year 2023 Financial Guidance

For the full year 2023, Biogen is updating its guidance ranges to reflect the completed acquisition of Reata and its previously projected dilution to 2023 Non-GAAP diluted EPS, regulatory approval for ZURZUVAE in PPD, and the modification made to our presentation of LEQEMBI expenses.

	Prior FY 2023 Guidance	Updated FY 2023 Guidance
Total revenue	Mid-single digit percentage decline versus reported full year 2022	Low-single digit percentage decline versus reported full year 2022
Non-GAAP diluted EPS	$15.00 to $16.00	$14.50 to $15.00 Reflecting ~$0.75 of dilution from Reata acquisition which closed September 26, 2023

This guidance assumes that foreign exchange rates as of September 30, 2023, will remain in effect for the remainder of the year, net of hedging activities.

This financial guidance does not include any impact from potential acquisitions or large business development transactions or pending and future litigation, as all are hard to predict, or any impact of potential tax or healthcare reform. Biogen may incur charges, realize gains or losses, or experience other events or circumstances in 2023 that could cause any of these assumptions to change and/or actual results to vary from this financial guidance.

Biogen does not provide guidance for GAAP reported financial measures (other than revenue) or a reconciliation of forward-looking Non-GAAP financial measures to the most directly comparable GAAP reported financial measures because the Company is unable to predict with reasonable certainty the financial impact of items such as the transaction, integration, and certain other costs related to acquisitions or large business development transactions; unusual gains and losses; potential future asset impairments; gains and losses from our equity security investments; and the ultimate outcome of pending or future significant litigation without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, the Company is unable to address the significance of the unavailable information, which could be material to future results.

Conference Call and Webcast

The Company’s earnings conference call for the third quarter will be broadcast via the internet at 8:00 a.m. ET on November 8, 2023 and will be accessible through the Investors section of Biogen’s website, www.biogen.com. Supplemental information in the form of a slide presentation is also accessible at the same location on the internet and will be subsequently available on the website for at least 90 days.
About Biogen

Founded in 1978, Biogen is a leading global biotechnology company that has pioneered multiple breakthrough innovations including a broad portfolio of medicines to treat multiple sclerosis, the first approved treatment for spinal muscular atrophy, two co-developed treatments to address a defining pathology of Alzheimer’s disease, the first treatment to target a genetic form of ALS, the first oral treatment approved for postpartum depression, and the first approved treatment for Friedreich’s ataxia. Biogen is advancing a pipeline of potential novel therapies across neurology, neuropsychiatry, specialized immunology and rare diseases and remains acutely focused on its purpose of serving humanity through science while advancing a healthier, more sustainable and equitable world.

We routinely post information that may be important to investors on our website at
www.biogen.com. Follow us on social media - Facebook, LinkedIn, X, YouTube.

Biogen Safe Harbor

This press release contains forward-looking statements, relating to: our strategy and plans; potential of, and expectations for, our commercial business and pipeline programs; capital allocation and investment strategy; clinical development programs, clinical trials, and data readouts and presentations; regulatory discussions, submissions, filings, and approvals; the potential benefits, safety, and efficacy of our and our collaboration partners’ products and investigational therapies; the anticipated benefits and potential of investments, optimization of the cost structure including our "Fit for Growth" program, actions to improve risk profile and productivity of R&D pipeline, collaborations, and business development activities; our future financial and operating results; 2023 financial guidance. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “possible,” “prospect,” “will,” “would,” and other words and terms of similar meaning. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical trials may not be indicative of full results or results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements.

These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including: our dependence on sales from our products; uncertainty of long-term success in developing, licensing, or acquiring other product candidates or additional indications for existing products; failure to compete effectively due to significant product competition in the markets for our products; failure to successfully execute or realize the anticipated benefits of our strategic and growth initiatives; difficulties in obtaining and maintaining adequate coverage, pricing, and reimbursement for our products; our dependence on collaborators and other third parties for the development, regulatory approval, and commercialization of products and other aspects of our business, which are outside of our full control; risks associated with current and potential future healthcare reforms; risks related to commercialization of biosimilars; failure to obtain, protect, and enforce our data, intellectual property, and other proprietary rights and the risks and uncertainties relating to intellectual property claims and challenges; the risk that positive results in a clinical trial may not be replicated in subsequent or confirmatory trials or success in early stage clinical trials may not be predictive of results in later stage or large scale clinical trials or trials in other potential indications; risks associated with clinical trials, including our ability to adequately manage clinical activities, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, regulatory authorities may require additional information or further studies, or may fail to approve or may delay approval of our drug candidates; the occurrence of adverse safety events, restrictions on use with our products, or product liability claims; risks relating to technology failures or breaches; problems with our manufacturing processes; risks relating to management and personnel changes, including attracting and retaining personnel; failure to comply with legal and regulatory requirements; the risks of doing business internationally, including currency exchange rate fluctuations; risks relating to investment in our manufacturing capacity; the direct and indirect impacts of the COVID-19 pandemic on our business; risks relating to the distribution and sale by third parties of counterfeit or unfit versions of our products; risks relating to the use of social media for our business; results of operations, and financial condition; fluctuations in our operating results; risks related to investment in properties; the market, interest, and credit risks associated with our investment portfolio; risks relating to share repurchase programs; risks relating to access to capital and credit markets; risks related to indebtedness; change in control provisions in certain of our collaboration agreements; fluctuations in our effective tax rate; environmental risks; and any other risks and uncertainties that are described in other reports we have filed with the U.S. Securities and Exchange Commission.

These statements speak only as of the date of this press release. We do not undertake any obligation to publicly update any forward-looking statements.

###

MEDIA CONTACT:	INVESTOR CONTACT:
Biogen	Biogen
Jack Cox	Chuck Triano
Tel: +1 210-544-7920	Tel: +1 781-464-2442
public.affairs@biogen.com	IR@biogen.com

TABLE 1

BIOGEN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(unaudited, in millions, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Product, net	$1,805.2	$1,962.1	$5,414.3	$6,083.3
Revenue from anti-CD20 therapeutic programs	420.9	416.9	1,253.8	1,252.6
Contract manufacturing, royalty and other revenue	304.2	129.5	781.2	293.5
Total revenue	2,530.3	2,508.5	7,449.3	7,629.4
Cost and expense:
Cost of sales, excluding amortization and impairment of acquired intangible assets	659.6	469.5	1,915.1	1,707.4
Research and development	736.3	549.2	1,891.1	1,629.5
Selling, general and administrative	788.2	563.3	1,941.2	1,770.8
Amortization and impairment of acquired intangible assets	60.9	56.5	164.0	190.9
Collaboration profit sharing/(loss reimbursement)	50.5	45.3	164.5	(42.6)
(Gain) loss on fair value remeasurement of contingent consideration	—	(2.1)	—	(13.7)
Restructuring charges	76.0	15.4	120.0	124.1
Gain on sale of building	—	(503.7)	—	(503.7)
Other (income) expense, net	300.0	(56.0)	248.2	(221.3)
Total cost and expense	2,671.5	1,137.4	6,444.1	4,641.4
Income (loss) before income tax expense and equity in loss of investee, net of tax	(141.2)	1,371.1	1,005.2	2,988.0
Income tax (benefit) expense	(72.9)	236.2	92.6	578.5
Equity in (income) loss of investee, net of tax	—	—	—	(2.6)
Net income (loss)	(68.3)	1,134.9	912.6	2,412.1
Net income (loss) attributable to noncontrolling interests, net of tax	(0.2)	0.2	1.2	(84.4)
Net income (loss) attributable to Biogen Inc.	$(68.1)	$1,134.7	$911.4	$2,496.5

Net income (loss) per share:
Basic earnings (loss) per share attributable to Biogen Inc.	$(0.47)	$7.86	$6.30	$17.12
Diluted earnings (loss) per share attributable to Biogen Inc.	$(0.47)	$7.84	$6.26	$17.07

Weighted-average shares used in calculating:
Basic earnings (loss) per share attributable to Biogen Inc.	144.8	144.4	144.7	145.8
Diluted earnings (loss) per share attributable to Biogen Inc.	144.8	144.8	145.5	146.2

TABLE 2

BIOGEN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	As of September 30, 2023	As of December 31, 2022
ASSETS
Cash and cash equivalents	$2,287.9	$3,419.3
Marketable securities	—	1,473.5
Accounts receivable, net	1,781.4	1,705.0
Due from anti-CD20 therapeutic programs, net	428.3	431.4
Inventory	2,982.4	1,344.4
Other current assets	974.1	1,417.6
Total current assets	8,454.1	9,791.2
Marketable securities	0.1	705.7
Property, plant and equipment, net	3,301.6	3,298.6
Operating lease assets	460.9	403.9
Intangible assets, net	7,344.6	1,850.1
Goodwill	6,807.5	5,749.0
Deferred tax asset	1,069.8	1,226.4
Investments and other assets	754.6	1,529.2
TOTAL ASSETS	$28,193.2	$24,554.1

LIABILITIES AND EQUITY
Current portion of term loan	$500.0	$—
Taxes payable	243.8	259.9
Accounts payable	440.1	491.5
Accrued expenses and other	3,838.4	2,521.4
Total current liabilities	5,022.3	3,272.8
Notes payable and term loan	6,786.4	6,281.0
Deferred tax liability	728.1	334.7
Long-term operating lease liabilities	428.8	333.0
Other long-term liabilities	747.9	944.2
Equity	14,479.7	13,388.4
TOTAL LIABILITIES AND EQUITY	$28,193.2	$24,554.1

TABLE 3

BIOGEN INC. AND SUBSIDIARIES
PRODUCT REVENUE & TOTAL REVENUE
(unaudited, in millions)

Product Revenue

	For the Three Months Ended September 30,
	2023			2022
	United States	Rest of World	Total	United States	Rest of World	Total
Multiple Sclerosis (MS):
TECFIDERA	$58.1	$181.4	$239.5	$92.5	$246.5	$339.0
VUMERITY	148.8	16.7	165.5	127.9	9.9	137.8
Total Fumarate	206.9	198.1	405.0	220.4	256.4	476.8
AVONEX	148.7	63.5	212.2	174.8	80.3	255.1
PLEGRIDY	31.4	34.1	65.5	39.7	41.2	80.9
Total Interferon	180.1	97.6	277.7	214.5	121.5	336.0
TYSABRI	244.8	211.5	456.3	273.0	232.5	505.5
FAMPYRA	—	20.0	20.0	—	22.0	22.0
Subtotal: MS	631.8	527.2	1,159.0	707.9	632.4	1,340.3

Spinal Muscular Atrophy (SMA):
SPINRAZA	150.5	297.7	448.2	140.2	290.9	431.1
Subtotal: SMA	150.5	297.7	448.2	140.2	290.9	431.1

Biosimilars:
BENEPALI	—	112.8	112.8	—	110.2	110.2
IMRALDI	—	54.4	54.4	—	57.7	57.7
FLIXABI	—	20.2	20.2	—	19.0	19.0
BYOOVIZ(1)	6.1	0.8	6.9	0.7	—	0.7
Subtotal: Biosimilars	6.1	188.2	194.3	0.7	186.9	187.6

Other(2)	2.5	1.2	3.7	1.6	1.5	3.1
Total product revenue	$790.9	$1,014.3	$1,805.2	$850.4	$1,111.7	$1,962.1

(1) BYOOVIZ became commercially available in the U.S. during the third quarter of 2022 and commercially available in international markets in 2023.
(2) Other includes FUMADERM, ADUHELM and QALSODY, which became commercially available in the U.S. during the second quarter of 2023.

TABLE 3 (continued)
BIOGEN INC. AND SUBSIDIARIES
PRODUCT REVENUE & TOTAL REVENUE
(unaudited, in millions)

	For the Nine Months Ended September 30,
	2023			2022
	United States	Rest of World	Total	United States	Rest of World	Total
Multiple Sclerosis (MS):
TECFIDERA	$199.3	$568.9	$768.2	$330.3	$816.5	$1,146.8
VUMERITY	372.6	47.3	419.9	383.0	19.6	402.6
Total Fumarate	571.9	616.2	1,188.1	713.3	836.1	1,549.4
AVONEX	397.2	207.7	604.9	493.8	249.6	743.4
PLEGRIDY	95.4	125.4	220.8	114.2	138.2	252.4
Total Interferon	492.6	333.1	825.7	608.0	387.8	995.8
TYSABRI	750.1	662.1	1,412.2	849.4	693.1	1,542.5
FAMPYRA	—	67.5	67.5	—	73.7	73.7
Subtotal: MS	1,814.6	1,678.9	3,493.5	2,170.7	1,990.7	4,161.4

Spinal Muscular Atrophy (SMA):
SPINRAZA	453.0	875.6	1,328.6	443.3	891.4	1,334.7
Subtotal: SMA	453.0	875.6	1,328.6	443.3	891.4	1,334.7
			0
Biosimilars:
BENEPALI	—	331.0	331.0	—	340.7	340.7
IMRALDI	—	167.6	167.6	—	172.4	172.4
FLIXABI	—	60.7	60.7	—	62.0	62.0
BYOOVIZ(1)	21.3	1.2	22.5	1.2	—	1.2
Subtotal: Biosimilars	21.3	560.5	581.8	1.2	575.1	576.3

Other(2)	4.4	6.0	10.4	4.5	6.4	10.9
Total product revenue	$2,293.3	$3,121.0	$5,414.3	$2,619.7	$3,463.6	$6,083.3

(1) BYOOVIZ became commercially available in the U.S. during the third quarter of 2022 and commercially available in international markets in 2023.
(2) Other includes FUMADERM, ADUHELM and QALSODY, which became commercially available in the U.S. during the second quarter of 2023.

Total Revenue

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Product revenue	$1,805.2	$1,962.1	$5,414.3	$6,083.3
OCREVUS royalties	319.1	281.1	928.2	825.2
RITUXAN/GAZYVA®/LUNSUMIO™ revenue	98.9	131.1	315.0	414.2
Other revenues from anti-CD20 programs	2.9	4.7	10.6	13.2
Contract manufacturing, royalty and other revenue	304.2	129.5	781.2	293.5
Total revenue	$2,530.3	$2,508.5	$7,449.3	$7,629.4

TABLE 4
BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
OPERATING EXPENSE, OTHER (INCOME) EXPENSE, NET, AND INCOME TAX
(unaudited, in millions, except effective tax rate)
We supplement our GAAP consolidated financial statements and GAAP financial measures with other financial measures, such as adjusted net income, adjusted diluted earnings per share, revenue growth at constant currency, which excludes the impact of changes in foreign exchange rates and hedging gains or losses, and free cash flow, which is defined as net cash flow from operations less capital expenditures. We believe that these and other Non-GAAP financial measures provide additional insight into the ongoing economics of our business and reflect how we manage our business internally, set operational goals and form the basis of our management incentive programs. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Research and Development Expense:
Total research and development expense, GAAP	$736.3	$549.2	$1,891.1	$1,629.5
Less: acceleration of share-based compensation expense and related taxes A	197.0	—	197.0	—
Less: restructuring charges and other cost saving initiatives	0.2	—	0.7	—
Total research and development expense, Non-GAAP	$539.1	$549.2	$1,693.4	$1,629.5

Selling, General and Administrative Expense:
Total selling, general and administrative, GAAP	$788.2	$563.3	$1,941.2	$1,770.8
Less: acceleration of share-based compensation expense and related taxes A	196.4	—	196.4	—
Less: acquisition-related transaction and integration costs	29.6		29.6
Less: restructuring charges and other cost saving initiatives	5.9	—	17.4	—
Less: other	3.3	1.5	8.4	3.5
Total selling, general and administrative, Non-GAAP	$553.0	$561.8	$1,689.4	$1,767.3

Amortization and Impairment of Acquired Intangible Assets:
Total amortization and impairment of acquired intangible assets, GAAP	$60.9	$56.5	$164.0	$190.9
Less: amortization of acquired intangible assets	51.5	48.6	138.8	168.1
Total amortization and impairment of acquired intangible assets, Non-GAAP	$9.4	$7.9	$25.2	$22.8

Other (Income) Expense, net:
Total other (income) expense, net, GAAP	$300.0	$(56.0)	$248.2	$(221.3)
Less: (gain) loss on equity security investments	302.1	(109.8)	272.7	158.1
Less: (gain) loss on sale of equity interest in Samsung Bioepis and other investments B	15.2	—	15.2	(1,505.3)
Less: litigation settlement agreement C	—	—	—	900.0
Less: other	9.0	(0.8)	9.0	19.2
Total other (income) expense, net, Non-GAAP	$(26.3)	$54.6	$(48.7)	$206.7

Income Tax (Benefit) Expense:
Total income tax expense, GAAP	$(72.9)	$236.2	$92.6	$578.5
Less: Neurimmune step-up tax basis D	—	—	—	83.9
Less: international reorganization (2022) & income tax effect related to Non-GAAP reconciling items	(182.7)	107.6	(203.1)	133.1
Total income tax expense, Non-GAAP	$109.8	$128.6	$295.7	$361.5

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME ATTRIBUTABLE TO BIOGEN INC. & DILUTED EPS
(unaudited, in millions, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Effective Tax Rate:
Total effective tax rate, GAAP	51.6%	17.2%	9.2%	19.4%
Less: Neurimmune step-up tax basis D	—	—	—	2.8
Less: impact of GAAP to Non-GAAP adjustments	36.9	1.5	(5.5)	1.1
Total effective tax rate, Non-GAAP	14.7%	15.7%	14.7%	15.5%

Equity in (Income) Loss of Investee, Net of Tax:
Total equity in (income) loss of investee, GAAP	$—	$—	$—	$(2.6)
Less: amortization of equity in (income) loss of investee	—	—	—	14.4
Total equity in (income) loss of investee, Non-GAAP	$—	$—	$—	$(17.0)

Net Income (Loss) Attributable to Noncontrolling Interests, Net of Tax:
Total net income (loss) attributable to noncontrolling interests, GAAP	$(0.2)	$0.2	$1.2	$(84.4)
Less: Neurimmune step-up tax basis D	—	—	—	(83.9)
Less: net distribution to noncontrolling interests	—	—	—	(1.5)
Total net income (loss) attributable to noncontrolling interests, Non-GAAP	$(0.2)	$0.2	$1.2	$1.0

Net Income (loss) Attributable to Biogen Inc.:
Total net income (loss) attributable to Biogen Inc., GAAP	$(68.1)	$1,134.7	$911.4	$2,496.5
Plus: acceleration of share-based compensation expense and related taxes A	393.4	—	393.4	—
Plus: acquisition-related transaction and integration costs	29.6	—	29.6	—
Plus: amortization of acquired intangible assets	51.5	48.6	138.8	168.1
Plus: restructuring charges and other cost saving initiatives	82.1	15.4	138.1	124.1
Plus: (gain) loss on fair value remeasurement of contingent consideration	—	(2.1)	—	(13.7)
Plus: (gain) loss on equity security investments	302.1	(109.8)	272.7	158.1
Plus: net distribution to noncontrolling interests & amortization of equity in (income) loss of investee	—	—	—	12.9
Plus: (gain) loss on sale of equity interest in Samsung Bioepis and other investments B	15.2	—	15.2	(1,505.3)
Plus: litigation settlement agreement C	—	—	—	900.0
Plus: (gain) on sale of building E	—	(503.7)	—	(503.7)
Plus: international reorganization & income tax effect related to Non-GAAP reconciling items	(182.7)	107.6	(203.1)	133.1
Plus: other	12.4	0.5	17.4	22.6
Total net income (loss) attributable to Biogen Inc., Non-GAAP	$635.5	$691.2	$1,713.5	$1,992.7

Diluted Earnings Per Share:
Total diluted earnings (loss) per share, GAAP	$(0.47)	$7.84	$6.26	$17.07
(Less) Plus: adjustments to GAAP net income attributable to Biogen Inc. (as detailed above)	4.83	(3.07)	5.52	(3.44)
Total diluted earnings per share, Non-GAAP [1]	$4.36	$4.77	$11.78	$13.63

1 All unvested equity-based awards are antidilutive for GAAP due to reporting a net loss for the third quarter of 2023. Diluted earnings per share for the third quarter of 2023 includes 0.8 million dilutive shares for non-GAAP.

A Share-based compensation expense reflects the accelerated vesting of awards previously granted to Reata Pharmaceuticals Inc. (Reata) employees as a result of our acquisition of Reata in the third quarter of 2023. We paid pay approximately $983.9 million in cash for Reata's outstanding equity awards, inclusive of employer taxes, of which approximately $590.5 million was attributable to pre-acquisition services and is therefore reflected as a component of total purchase price paid. Of the $983.9 million paid to Reata's equity award holders, we recognized approximately $393.4 million as compensation attributable to the post-acquisition service period, of which $196.4 million was recognized as a charge to selling, general and administrative expense with the remaining $197.0 million as a charge to research and development expense in our condensed consolidated statements of income.
B In April 2022 we completed the sale of our 49.9% equity interest in Samsung Bioepis to Samsung BioLogics in exchange for total consideration of approximately $2.3 billion. Under the terms of this transaction, we received approximately $1.0 billion in cash at closing, with approximately $1.3 billion in cash to be deferred over two payments. The first deferred payment of $812.5 million was received in April 2023 and the second deferred payment of $437.5 million is due at the second anniversary of the closing of this transaction in April 2024.
During the second quarter of 2022 we recognized a pre-tax gain of approximately $1.5 billion related to this transaction, which was recorded in other (income) expense, net in our condensed consolidated statements of income for the three and nine months ended September 30, 2022.
C During the second quarter of 2022 we recorded a pre-tax charge of $900.0 million, plus settlement fees and expenses, related to a litigation settlement agreement to resolve a qui tam litigation relating to conduct prior to 2015. This charge is included within other (income) expense, net in our condensed consolidated statements of income for the three and nine months ended September 30, 2022.
D During the first quarter of 2022, upon issuance of the final National Coverage Determination related to ADUHELM, we recorded an increase in a valuation allowance of approximately $85.0 million to reduce the net value of a previously recorded deferred tax asset to zero.
This adjustment to our net deferred tax asset is recorded with an equal and offsetting amount assigned to net income (loss) attributable to noncontrolling interests, net of tax in our condensed consolidated statements of income, resulting in a zero net impact to net income attributable to Biogen Inc.
E In September 2022 we completed the sale of our building and land parcel located at 125 Broadway for an aggregate sales price of approximately $603.0 million, which is inclusive of a $10.8 million tenant allowance. This sale resulted in a pre-tax gain on sale of approximately $503.7 million, net of transaction costs, which is reflected within gain on sale of building in our condensed consolidated statements of income for the three and nine months ended September 30, 2022.

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
REVENUE GROWTH AT CONSTANT CURRENCY
(unaudited)
Percentage changes in revenue growth at constant currency are presented excluding the impact of changes in foreign currency exchange rates and hedging gains or losses. The current period’s foreign currency revenue values are converted into U.S. dollars using the average exchange rates from the prior period.

	Q3 2023 vs. Q3 2022	YTD 2023 vs. YTD 2022
Total Revenue:
Revenue change, as reported	0.9%	(2.4)%
Less: impact of foreign currency translation and hedging gains / losses	(2.0)	(2.1)
Revenue change at constant currency	2.9%	(0.3)%

Total Product Revenue:
Revenue change, as reported	(8.0)%	(11.0)%
Less: impact of foreign currency translation and hedging gains / losses	(2.1)	(2.3)
Revenue change at constant currency	(5.9)%	(8.7)%

Total MS Product Revenue:
Revenue change, as reported	(13.5)%	(16.0)%
Less: impact of foreign currency translation and hedging gains / losses	(1.8)	(1.8)
Revenue change at constant currency	(11.7)%	(14.2)%

Total SPINRAZA Revenue
Revenue change, as reported	4.0%	(0.5)%
Less: impact of foreign currency translation and hedging gains / losses	(2.9)	(3.3)
Revenue change at constant currency	6.9%	2.8%

Total SPINRAZA Rest of World Revenue
Revenue change, as reported	2.3%	(1.8)%
Less: impact of foreign currency translation and hedging gains / losses	(4.3)	(5.0)
Revenue change at constant currency	6.6%	3.2%

Total Biosimilars Product Revenue:
Revenue change, as reported	3.6%	1.0%
Less: impact of foreign currency translation and hedging gains / losses	(3.5)	(3.9)
Revenue change at constant currency	7.1%	4.9%

Total Other Product Revenue (ADUHELM, FUMADERM and QALSODY):
Revenue change, as reported	25.4%	(4.4)%
Less: impact of foreign currency translation and hedging gains / losses	2.8	0.5
Revenue change at constant currency	22.6%	(4.9)%

Total Contract Manufacturing, Royalty and Other Revenue:
Revenue change, as reported	134.7%	166.1%
Less: impact of foreign currency translation and hedging gains / losses	0.1	—
Revenue change at constant currency	134.6%	166.1%

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
FREE CASH FLOW
(unaudited, in millions)
We define free cash flow as net cash provided by (used in) operating activities in the period less capital expenditures made in the period. The following table reconciles net cash provided by (used in) operating activities, a GAAP measure, to free cash flow, a Non-GAAP measure.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Cash Flow:
Net cash provided by (used in) operating activities	$592.4	$661.0	$1,534.7	$1,559.3
Net cash provided by (used in) investing activities	(1,742.2)	1,672.2	(3,448.7)	1,717.7
Net cash provided by (used in) financing activities	848.6	(1,251.9)	795.4	(1,739.9)
Net increase (decrease) in cash and cash equivalents	$(301.2)	$1,081.3	$(1,118.6)	$1,537.1

Net cash provided by (used in) operating activities	$592.4	$661.0	$1,534.7	$1,559.3
Less: Purchases of property, plant and equipment	74.2	59.1	211.8	153.9
Free cash flow	$518.2	$601.9	$1,322.9	$1,405.4

Use of Non-GAAP Financial Measures
We supplement our GAAP consolidated financial statements and GAAP financial measures with other financial measures, such as adjusted net income, adjusted diluted earnings per share, revenue growth at constant currency, which excludes the impact of changes in foreign exchange rates and hedging gains or losses, and free cash flow, which is defined as net cash flow from operations less capital expenditures. We believe that these and other Non-GAAP financial measures provide additional insight into the ongoing economics of our business and reflect how we manage our business internally, set operational goals and form the basis of our management incentive programs. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
Our “Non-GAAP net income attributable to Biogen Inc.” and “Non-GAAP earnings per share - Diluted” financial measures exclude the following items from “GAAP net income attributable to Biogen Inc.” and “GAAP earnings per share - Diluted”:
1. Acquisitions and divestitures
We exclude transaction, integration and certain other costs related to the acquisition and divestiture of businesses and items associated with the initial consolidation or deconsolidation of variable interest entities. These adjustments include, but are not limited to, the amortization and impairment of intangible assets, charges or credits from the fair value remeasurement of our contingent consideration obligations and losses on assets and liabilities held for sale.
2. Restructuring, business transformation and other cost saving initiatives
We exclude costs associated with our execution of certain strategies and initiatives to streamline operations, achieve targeted cost reductions, rationalize manufacturing facilities or refocus research and development activities. These costs may include employee separation costs, retention bonuses, facility closing and exit costs, asset impairment charges or additional depreciation when the expected useful life of certain assets have been shortened due to changes in anticipated usage and other costs or credits that management believes do not have a direct correlation to our ongoing or future business operations.
3. (Gain) loss on equity security investments
We exclude unrealized and realized gains and losses related to our equity security investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
4. Other items
We evaluate other items of income and expense on an individual basis and consider both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to our ongoing business operations and (iii) whether or not we expect it to occur as part of our normal business on a regular basis. We also include an adjustment to reflect the related tax effect of all reconciling items within our reconciliation of our GAAP to Non-GAAP net income attributable to Biogen Inc. and earnings per share - diluted.